Exhibit 5.1

                  [CADWALADER, WICKERSHAM & TAFT LETTERHEAD]

                                  May 25, 2001




Dianon Systems, Inc.
200 Watson Boulevard
Stratford, CT  06615

            Re:   Dianon Systems, Inc.

Ladies and Gentlemen:

            We have acted as special counsel to Dianon Systems, Inc. (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, dated as of May 25, 2001, relating to the registration of up to 400,000 shares of the Company's common stock, par value $.01 per share (the "Shares") to be issued pursuant to the Company's 2000 Stock Incentive Plan.

            In rendering the opinions set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents corporate records and other instruments as we have deemed necessary or appropriate.

            We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America, and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed such applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. The Shares have been duly authorized under the Company's Certificate of Incorporation.

            2. When issued and paid for as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

            We are furnishing this opinion letter to you solely for your benefit in connection with the registration referred to herein. We disclaim any obligation to update this opinion letter for changes in fact or law, or otherwise.

                                    Very truly yours,

                                    CADWALADER WICKERSHAM & TAFT
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            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations thereunder.

            Very truly yours,

            CADWALADER WICKERSHAM & TAFT